EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
Network-1 Technologies, Inc.
New York, New York

We consent to the incorporation by reference in this Registration Statement of our report dated March 22, 2013 related to the consolidated financial statements of Network-1 Technologies, Inc. for the year ended December 31, 2012 and December 31, 2011 included in its Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

/s/ Radin, Glass & Co., LLP
Radin, Glass & Co., LLP

New York, New York
December 13, 2013